Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Milestone Pharmaceuticals Inc. of our report dated March 29, 2021 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.'s Annual Report on Form 10- K for the year ended December 31, 2020.

We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3.

Partnership of Chartered Professional Accountants

Montreal, Quebec,

Canada June 25, 2021

PricewaterhouseCoopers LLP/ s.r.l./ s.e.n.c.r.l.

1250 Rene-Levesque Boulevard West, Suite 2500, Montr eal, Quebec, Canada H3B

4Y1 T: +1514205 5000, F: +1514 8761502, www.pwc.com/ ca

"PwC" refers to PricewaterhouseCoopers LLP /s.r.1./ s.e.n.c.r.l., an Ontario limited liability partnership.